EXHIBIT 12


                                  ASHLAND INC.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   AND EARNINGS TO COMBINED FIXED CHARGES AND
                            PREFERRED STOCK DIVIDENDS
                                  (In millions)

                                                                                                                  Six Months Ended
                                                                  Years Ended September 30                            March 31
                                                -------------------------------------------------------------   --------------------
                                                   1997         1998         1999        2000         2001         2001       2002
                                                ----------   ----------  -----------  ----------   ----------   ----------  --------
EARNINGS

Income from continuing operations               $    169     $    178    $    291     $    292     $    406     $     85    $    17
Income taxes                                         125          114         193          191          275           57         10
Interest expense                                     148          133         141          189          160           84         68
Interest portion of rental expense                    48           40          35           39           41           19         18
Amortization of deferred debt expense                  1            1           1            2            2            1          1
Undistributed earnings of
    unconsolidated affiliates                         (6)         (62)        (11)        (112)         (90)         (11)        58
Earnings of significant affiliates*                    7            -           -            -            -            -          -
                                                ----------   ----------  -----------  ----------   ----------   ----------  --------
                                                $    492     $    404    $    650     $    601     $    794     $    235    $   172
                                                ==========   ==========  ===========  ==========   ==========   ==========  ========


FIXED CHARGES

Interest expense                                $    148     $    133    $    141     $    189     $    160     $     84    $    68
Interest portion of rental expense                    48           40          35           39           41           19         18
Amortization of deferred debt expense                  1            1           1            2            2            1          1
Capitalized interest                                   1            -           -            -            -            -          -
Fixed charges of significant affiliates*               5            -           -            -            -            -          -
                                                ----------   ----------  -----------  ----------   ----------   ----------  --------
                                                $    203     $    174    $    177     $    230     $    203     $    104    $    87
                                                ==========   ==========  ===========  ==========   ==========   ==========  ========


COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

Preferred dividend requirements                 $      9     $      -    $      -     $      -     $      -     $      -    $     -
Ratio of pretax to net income**                     1.74            -           -            -            -            -          -
                                                ----------   ----------  -----------  ----------   ----------   ----------  --------
Preferred dividends on a pretax basis                 17            -           -            -            -            -          -
Fixed charges                                        203          174         177          230          203          104         87
                                                ----------   ----------  -----------  ----------   ----------   ----------  --------
                                                $    220     $    174    $    177     $    230     $    203     $    104    $    87
                                                ==========   ==========  ===========  ==========   ==========   ==========  ========


RATIO OF EARNINGS TO
FIXED CHARGES                                       2.42         2.32        3.67         2.61         3.91         2.26       1.99

RATIO OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED
STOCK DIVIDENDS                                     2.24         2.32        3.67         2.61         3.91         2.26       1.99

* Significant affiliates are companies accounted for on the equity method that are 50% or greater owned or whose indebtedness has been directly or indirectly guaranteed by Ashland or its consolidated subsidiaries.

** Computed as income from continuing operations before income taxes divided by income from continuing operations, which adjusts dividends on preferred stock to a pretax basis.